UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2019

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	HKRS	OTC Pink

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02                   Appointment of Certain Officers.

Appointment of Chief Financial Officer

On August 14, 2019, Halcón Resources Corporation (the “Company”) announced that effective immediately, the board of directors of the Company (the “Board”), appointed Ragan T. Altizer as Chief Financial Officer of the Company, replacing Quentin R. Hicks who resigned as Chief Financial Officer effective August 13, 2019. Mr. Altizer served as the Chief Financial Officer of Ajax Resources, LLC (“Ajax”), from October 2015 until it sold substantially all of its assets to Diamondback Energy, Inc. in October 2018, after which Mr. Altizer pursued additional opportunities. Prior to his tenure at Ajax, he served as US Regional Chief Financial Officer and Global Controller for Hill+Knowlton Strategies from October 2011 until September 2015.  Mr. Altizer has more than 30 years of experience as a financial leader in a variety of industries, beginning with 15 years focused in oil and gas upstream operations. He began his career in Houston with Cooper & Lybrand’s audit practice serving a number of E&P and oilfield services clients and later served as Corporate Controller and Treasurer for Brooklyn Union Gas Company’s upstream operations. Mr. Altizer earned a Bachelor of Business Administration degree in Accounting from Texas A&M University and is a Certified Public Accountant in the State of Texas.

In connection with Mr. Altizer’s appointment as the Company’s Chief Financial Officer, the Compensation Committee of the Board (the “Compensation Committee”) approved as compensation for Mr. Altizer, among other things: (i) a guaranteed fixed monthly bonus through December 2019 equal to a pro-rated amount of his annual salary in lieu of a 2019 bonus, (ii) an annual base salary of $350,000, (iii) eligibility to earn a target annual bonus under the Company’s annual incentive plan equal to 100% of base salary, (iv) eligibility for annual grants of equity awards as determined in the sole discretion of the Compensation Committee pursuant to the Company’s equity compensation plans; and (v) benefits that are customarily provided to similarly situated executives of the Company.

There are no related party transactions involving Mr. Altizer that are reportable under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Altizer and any other directors or executive officers of the Company.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits. The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release issued by Halcón Resources Corporation dated August 14, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

August 14, 2019	By:	/s/ Richard H. Little
	Name:	Richard H. Little
	Title:	Chief Executive Officer